Product Supplement No. STOCK-1 (To Prospectus dated November 4, 2016 and Series A Prospectus Supplement dated November 4, 2016) November 30, 2016	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-213265

BofA Finance LLC

Notes Linked to One or More Common Equity Securities

Fully and Unconditionally Guaranteed by Bank of America Corporation

This product supplement sets forth terms that will apply generally to the notes offered by this product supplement, which we refer to as the “notes.”

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The notes are unsecured senior notes issued by BofA Finance LLC (the “issuer”), a direct, wholly-owned subsidiary of Bank of America Corporation (the “Guarantor”). Any payments due on the notes are fully and unconditionally guaranteed by the Guarantor. Any payments due on the notes will be subject to the credit risk of BofA Finance LLC, as issuer of the notes, and the credit risk of Bank of America Corporation, as guarantor of the notes.

•	The notes are not suitable for all investors and involve a number of risks and important legal and tax consequences that should be discussed with your professional advisors.

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For each offering of the notes, we will provide you with a pricing supplement that will describe the specific terms of that offering, including the specific Market Measure, maturity date and certain risk factors. The pricing supplement will identify, if applicable, any additions or changes to the terms specified in this product supplement. If the terms specified in any pricing supplement are inconsistent with the terms specified in this product supplement or in the accompanying prospectus supplement or prospectus, the terms specified in the applicable pricing supplement will control.

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The return on the notes will be based on the performance of the common equity securities of a company other than us and our affiliates (an “Underlying Stock”), a basket of Underlying Stocks, or the worst performing of two or more Underlying Stocks. We refer to any such Underlying Stock or basket as a “Market Measure.”

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The notes may or may not bear interest. Depending on the terms of the notes, the amount payable at maturity may be less than, equal to or greater than the principal amount. The notes may or may not be called or be subject to early redemption prior to maturity.

•	The notes will be issued in denominations as will be set forth in the applicable pricing supplement.

•	Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on a securities exchange or quotation system.

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One or more of our affiliates, including Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”), may act as our selling agents to offer the notes. See “Supplemental Plan of Distribution; Conflicts of Interest” on page PS-30.

The notes and the related guarantee of the notes by the Guarantor are unsecured and are not savings accounts, deposits, or other obligations of a bank. The notes are not guaranteed by Bank of America, N.A. or any other bank, are not insured by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency and involve investment risks. Potential purchasers of the notes should consider the information in “Risk Factors” beginning on page PS-5 of this product supplement, page S-4 of the accompanying Series A prospectus supplement, and page 7 of the accompanying prospectus.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this product supplement, the prospectus supplement, or the prospectus. Any representation to the contrary is a criminal offense.

BofA Merrill Lynch

The issuer and the Guarantor have not authorized anyone to provide any information other than that contained or incorporated by reference in the relevant pricing supplement, this product supplement, the prospectus supplement or the prospectus with respect to the notes offered by the relevant pricing supplement and with respect to the issuer and the Guarantor. The issuer and the Guarantor take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The relevant pricing supplement, together with this product supplement, the prospectus supplement and the prospectus, will contain the terms of the notes and will supersede all other prior or contemporaneous oral statements as well as any other written materials, including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of the issuer. The information in each of the relevant pricing supplement, this product supplement, the prospectus supplement and the prospectus may be accurate only as of the date of that document.

The notes are not appropriate for all investors and involve a number of risks and important legal and tax consequences that should be discussed with your professional advisers. You should be aware that the regulations of Financial Industry Regulatory Authority, Inc., or “FINRA,” and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. The relevant pricing supplement, this product supplement, the prospectus supplement and the prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes under any circumstances in which that offer or solicitation is unlawful.

SUMMARY

The information in this “Summary” section is qualified in its entirety by the more detailed explanation set forth elsewhere in this product supplement, the prospectus supplement, and the prospectus, as well as the applicable pricing supplement. None of us, the Guarantor or MLPF&S have authorized any other person to provide you with any information different from the information set forth in these documents. If anyone provides you with different or inconsistent information about the notes, you should not rely on it.

Key Terms:

General:

The notes are unsecured senior debt securities issued by BofA Finance LLC (the “issuer”), and are not guaranteed or insured by the FDIC. Payments on the notes are fully and unconditionally guaranteed by Bank of America Corporation (the “Guarantor”). The notes will rank equally with all of the issuer’s other unsecured senior debt. The guarantee of the notes will rank equally with all other unsecured senior obligations of the Guarantor. Any payments due on the notes, including any repayment of principal, are subject to the credit risk of BofA Finance LLC, as issuer of the notes, and the credit risk of Bank of America Corporation, as guarantor of the notes.

The return on the notes will be based on the performance of a Market Measure, as set forth in the applicable pricing supplement. We may issue notes in which the payments increase if the value of the Market Measure increases (“bullish notes”); we may also issue notes in which the payments increase if the value of the Market Measure decreases (“bearish notes”).

Market Measure:

The Market Measure may consist of one or more common equity securities (an “Underlying Stock”) of a company (an “Underlying Company”) represented either by a class of equity securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The term Underlying Stock includes securities issued through depositary arrangements that represent non-U.S. equity securities registered under the Exchange Act, such as American Depositary Receipts, or ADRs. If an Underlying Stock is an ADR, references to “Underlying Company” of that Underlying Stock refer to the issuer of the shares of the underlying ADR.

The Market Measure may consist of a group, or “Basket,” of the foregoing. We refer to each Underlying Stock included in any Basket as a “Basket Stock.” The notes may also be based on the performance of the worst of two or more Underlying Stocks or Baskets. The specific Underlying Stocks or Basket Stocks, as applicable, will be set forth in the applicable pricing supplement.

Payments on the Notes:	The applicable pricing supplement will set forth the manner in which payments on the notes, including any interest payments or any payment at maturity or upon early redemption, will be determined. See “Description of the Notes” below.

Calculation Agent:	The calculation agent will make all determinations associated with the notes. Unless otherwise set forth in the applicable pricing supplement, we will appoint our affiliate, MLPF&S, or one of our other affiliates, to act as calculation agent for the notes. See the section entitled “Description of the Notes—Role of the Calculation Agent.”

Selling Agents:	One or more of our affiliates, including MLPF&S, will act as our selling agents in connection with each offering of the notes and will receive a commission or an underwriting discount based on the number of units of the notes sold. None of the selling agents is your fiduciary or advisor solely as a result of the making of any offering of the notes, and you should not rely upon this product supplement, the pricing supplement, or the accompanying prospectus or prospectus supplement as investment advice or a recommendation to purchase the notes.

Listing:	Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on a securities exchange or quotation system.

ERISA Considerations:	See “ERISA Considerations” beginning on page 73 of the accompanying prospectus.

This product supplement relates only to the notes and does not relate to any Underlying Stock described in any pricing supplement. You should read carefully the entire prospectus, prospectus supplement, and product supplement, together with the applicable pricing supplement, to understand fully the terms of your notes, as well as the tax and other considerations important to you in making a decision about whether to invest in any notes. In particular, you should review carefully the section in this product supplement entitled “Risk Factors,” which highlights a number of risks of an investment in the notes, to determine whether an investment in the notes is appropriate for you. If information in this product supplement is inconsistent with the prospectus or prospectus supplement, this product supplement will supersede those documents. However, if information in any pricing supplement is inconsistent with this product supplement, the prospectus or the prospectus supplement, the information described in such pricing supplement will govern your notes.

None of us, the Guarantor or any selling agent is making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted.

Certain capitalized terms used and not defined in this product supplement have the meanings ascribed to them in the prospectus supplement and prospectus. Unless otherwise indicated or unless the context requires otherwise, all references in this product supplement to “we,” “us,” “our,” or similar references are to BofA Finance LLC, and not to Bank of America Corporation (or any other affiliate of ours).

You are urged to consult with your own attorneys and business and tax advisors before making a decision to purchase any notes.

RISK FACTORS

Your investment in the notes is subject to investment risks, many of which differ from those of a conventional debt security. Your decision to purchase the notes should be made only after carefully considering the risks, including those discussed below, in light of your particular circumstances. The notes are not an appropriate investment for you if you are not knowledgeable about the material terms of the notes or investments in equity or equity-based securities in general.

General Risks Relating to the Notes

Your investment may result in a loss; there may be no guaranteed return of principal. To the extent set forth in the applicable pricing supplement, there may not be a fixed principal repayment amount on the notes at maturity. The return on the notes will be based on the performance of a Market Measure and therefore, you may lose all or a significant portion of your investment if the value of the Market Measure decreases over the term of the notes (or in the case of bearish notes, increases). You should read the applicable pricing supplement to determine the extent to which your investment in the notes may result in the loss of your principal amount due to changes in the value of the Market Measure.

You may not receive interest payments on the notes. If so specified in the applicable pricing supplement, your notes may not pay interest. If your notes are interest bearing, they may pay interest at a rate that is less than the rate we would pay on a conventional debt security of comparable maturity. As a result, your investment in the notes may not reflect the full opportunity cost to you when you consider factors, such as inflation, that affect the time value of money.

The payments on the notes may be limited to a maximum return. If so specified in the applicable pricing supplement, the notes may have a fixed maximum return, regardless of the performance of the Market Measure. In such a case, your return on the notes may be less than the return that you could have realized if you invested directly in the equity securities represented by the applicable Market Measure, and you will not receive the full benefit of any appreciation (or in the case of bearish notes, decreases) in the value of the Market Measure beyond that maximum return.

Your notes may be called prior to maturity. If so specified in the applicable pricing supplement, your notes may be called at our option, or may be automatically called upon the occurrence of certain specified events. If the notes are called, the period over which you hold the notes and any interest payments, if applicable, will be limited. No further payments will be made on the notes after they have been redeemed. In addition, if the notes are called, there is no guarantee that you will be able to reinvest the proceeds in an investment with a comparable return and similar level of risk.

Payments on the notes are subject to our credit risk and the credit risk of the Guarantor, and actual or perceived changes in our or the Guarantor’s creditworthiness are expected to affect the value of the notes. The notes are our senior unsecured debt securities, the payment on which will be fully and unconditionally guaranteed by the Guarantor. The notes are not guaranteed by any entity other than the Guarantor. As a result, your receipt of all payments on the notes will be dependent upon our ability and the ability of the Guarantor to repay our obligations under the notes on the applicable payment date(s), regardless of how the applicable Market Measure performs. No assurance can be given as to what our financial condition or the financial condition of the Guarantor will be at any time after the pricing date of your notes. If we and the Guarantor become unable to meet our respective financial obligations as they become due, you may not receive the amounts payable under the terms of the notes.

In addition, our credit ratings and the credit ratings of the Guarantor are assessments by ratings agencies of our respective abilities to pay our obligations. Consequently, our or the Guarantor’s perceived creditworthiness and actual or anticipated decreases in our or the Guarantor’s credit ratings or increases in the spread between the yield on our respective securities and the yield on U.S. Treasury securities (the “credit spread”) prior to the maturity date may adversely affect the market value of the notes. However, because your return on the notes depends upon factors in addition to our ability and the ability of the Guarantor to pay our respective obligations, such as the value of the Market Measure, an improvement in our or the Guarantor’s credit ratings will not reduce the other investment risks related to the notes.

We are a finance subsidiary and, as such, will have limited assets and operations. We are a finance subsidiary of Bank of America Corporation and will have no assets, operations or revenues other than those related to the issuance, administration and repayment of our debt securities that are guaranteed by the Guarantor. As a finance subsidiary, to meet our obligations under the notes, we are dependent upon payment or contribution of funds and/or repayment of outstanding loans from the Guarantor and/or its other subsidiaries. Therefore, our ability to make payments on the notes may be limited. In addition, we will have no independent assets available for distributions to holders of the notes if they make claims in respect of the notes in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders may be limited to those available under the related guarantee by the Guarantor, and that guarantee will rank equally with all other unsecured senior obligations of the Guarantor.

The Guarantor’s obligations under its guarantee of the notes will be structurally subordinated to liabilities of the Guarantor’s subsidiaries. Because the Guarantor is a holding company, its ability to make payments under its guarantee of our payment obligations on the notes depends upon the Guarantor’s receipt from its subsidiaries of distributions, advances and other payments. In addition, the Guarantor’s right to participate in any distribution of assets of any of its subsidiaries upon that subsidiary’s bankruptcy, insolvency, liquidation, reorganization or similar proceeding is subject to the prior claims of creditors of that subsidiary, except to the extent the Guarantor may itself be recognized as a creditor of that subsidiary. As a result, the Guarantor’s obligations under its guarantee of the notes will be structurally subordinated to all existing and future claims of creditors of its subsidiaries, and claimants should look only to the assets of the Guarantor for payments under its guarantee of the notes.

The notes issued by us will not have the benefit of any cross-default or cross-acceleration with other indebtedness of BofA Finance LLC or the Guarantor; events of bankruptcy or insolvency or resolution proceedings relating to the Guarantor and covenant breach by the Guarantor will not constitute an event of default with respect to the notes. The notes issued by us will not have the benefit of any cross-default or cross-acceleration with other indebtedness of BofA Finance LLC or the Guarantor. In addition, events of bankruptcy or insolvency or resolution or similar proceedings relating to the Guarantor will not constitute an event of default with respect to the notes. Furthermore, it will not constitute an event of default with respect to the notes if the guarantee by the Guarantor ceases to be in full force and effect for any reason. Therefore, events of bankruptcy or insolvency or resolution or similar proceedings relating to the Guarantor (in the absence of any such event occurring with respect to us) will not permit the notes to be declared due and payable. In addition, a breach of a covenant by the Guarantor (including, for example, a breach of the Guarantor’s covenants with respect to mergers or the sale of all or substantially all its assets), will not permit the notes to be declared due and payable. The value you receive on the notes may be significantly less than what you otherwise would have received had the notes been declared due and payable immediately upon certain events of bankruptcy or insolvency or resolution or similar proceedings relating to the Guarantor or the breach of a covenant by the Guarantor or upon the Guarantor’s guarantee ceasing to be in full force and effect.

The initial estimated value of the notes considers certain assumptions and variables and relies in part on certain forecasts about future events, which may prove to be incorrect. The initial estimated value of the notes, which will be set forth in the applicable pricing supplement, will be an estimate only, determined as of a particular point in time by reference to our and our affiliates’ pricing models. These pricing models consider certain assumptions and variables, including our credit spreads and those of the Guarantor, the Guarantor’s internal funding rate on the pricing date, mid-market terms on hedging transactions, expectations on interest rates, dividends and volatility, price-sensitivity analysis, and the expected term of the notes. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect.

The public offering price you pay for the notes will exceed the initial estimated value. If you attempt to sell the notes prior to maturity, their market value may be lower than the price you paid for them and lower than their initial estimated value. This is due to, among other things, changes in the value of the applicable Market Measure, the Guarantor’s internal funding rate and the inclusion in the public offering price of the underwriting discount and expected hedging related charges. These factors, together with various credit, market and economic factors over the term of the notes, are expected to reduce the price at which you may be able to sell the notes in any secondary market and will affect the value of the notes in complex and unpredictable ways.

The initial estimated value will not represent a minimum or maximum price at which we, MLPF&S or any of our affiliates would be willing to purchase your notes in any secondary market (if any exists) at any time. The value of your notes at any time after the applicable pricing date will vary based on many factors that cannot be predicted with accuracy, including our and the Guarantor’s creditworthiness and changes in market conditions.

We cannot assure you that there will be a trading market for your notes. If a secondary market exists, we cannot predict how the notes will trade, or whether that market will be liquid or illiquid. The development of a trading market for the notes will depend on various factors, including the Guarantor’s financial performance and changes in the value of the Market Measure. Even if there is a secondary market for the notes, it may not provide enough liquidity to allow you to trade or sell the notes easily or at a price advantageous to you. The number of potential buyers of your notes in any secondary market may be limited. There is no assurance that any party will be willing to purchase your notes at any price in any secondary market.

We anticipate that one or more of the selling agents will act as a market-maker for the notes that it offers, but none of them is required to do so and may cease to do so at any time. Any price at which a selling agent may bid for, offer, purchase or sell any of the notes may be higher or lower than the applicable public offering price, and that price may differ from the values determined by pricing models that it may use, whether as a result of dealer discounts, mark-ups or other transaction costs. These bids, offers or transaction costs may affect the prices, if any, at which those notes might otherwise trade in the market. In addition, if at any time any selling agent were to cease acting as a market-maker for any issue of the notes, it is likely that there would be significantly less liquidity in that secondary market. In such a case, the price at which those notes could be sold likely would be lower than if an active market existed.

Unless otherwise stated in the pricing supplement, we will not list the notes on any securities exchange. Even if an application were made to list your notes, we cannot assure you that the application will be approved or that your notes will be listed and, if listed, that they will remain listed for their entire term. The listing of the notes on any securities exchange will not necessarily ensure that a trading market will develop, and if a trading market does develop, that there will be liquidity in the trading market.

If your notes are linked to a Basket, changes in the values of one or more of the Basket Stocks may be offset by changes in the values of one or more of the other Basket Stocks. The Market Measure of your notes may be a Basket. In such a case, changes in the values of one or more of the Basket Stocks may not correlate with changes in the values of one or more of the other Basket Stocks. The values of one or more Basket Stocks may increase, while the values of one or more of the other Basket Stocks may decrease or not increase as much. Therefore, in calculating the value of the Market Measure at any time, increases in the value of one Basket Stock may be moderated or wholly offset by decreases or lesser increases in the values of one or more of the other Basket Stocks. If the weightings of the applicable Basket Stocks are not equal, adverse changes in the values of the Basket Stocks which are more heavily weighted could have a greater impact upon your notes. In each case, the reverse may be true as to bearish notes.

The notes are not designed to be short-term trading instruments and if you attempt to sell the notes prior to maturity, their market value, if any, will be affected by various factors that interrelate in complex ways, and their market value may be less than the principal amount. Unless otherwise set forth in the applicable pricing supplement, if you wish to liquidate your investment in the notes prior to maturity, your only option would be to sell them in the secondary market. At that time, there may be an illiquid market for your notes or no market at all. Even if you were able to sell your notes, there are many factors outside of our control that may affect their market value, some of which, but not all, are stated below. The impact of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe a specific factor’s expected impact on the market value of the notes, assuming all other conditions remain constant.

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Value of the Market Measure. We anticipate that the market value of the notes prior to maturity generally will depend to a significant extent on the value of the Market Measure; however, owning the notes is not the same as owning the underlying Market Measure. In general, it is expected that the market value of the notes will decrease as the value of the Market Measure decreases, and increase as the value of the Market Measure increases. The reverse will be the case as to bearish notes. However, as the value of the Market Measure increases or decreases, the market value of the notes is not expected to increase or decrease at the same rate as the Market Measure. If you sell your notes when the value of the Market Measure is less than, or not sufficiently above (or in the case of bearish notes, below) its value on the applicable pricing date, then you may receive less than the principal amount of your notes.

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Volatility of the Market Measure. Volatility is the term used to describe the size and frequency of market fluctuations. Increases or decreases in the volatility of the Market Measure may have an adverse impact on the market value of the notes. Even if the value of the Market Measure increases over the term of the notes, if you are able to sell your notes before their maturity date, you may receive substantially less than the amount that would be payable at maturity based on that value because of the anticipation that the value of the Market Measure will continue to fluctuate prior to the maturity date of the notes.

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Economic and Other Conditions Generally. The general economic conditions of the capital markets in the United States, as well as geopolitical conditions and other financial, political, regulatory, and judicial events and related uncertainties that affect stock markets generally, may affect the value of the Market Measure and the market value of the notes.

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Interest Rates. We expect that changes in interest rates will affect the market value of the notes. In general, if U.S. interest rates increase, we expect that the market value of the notes will decrease, and conversely, if U.S. interest rates decrease, we expect that the market value of the notes will increase. In general, we expect that the longer the amount of time that remains until maturity, the more significant the impact of these changes will be on the value of the notes. In the case of non-U.S. Underlying Stocks, the level of interest rates in the relevant foreign countries may also affect their economies and in turn the value of the non-U.S. Underlying Stock, and, thus, the market value of the notes may be adversely affected.

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Dividend Yields. In general, if cumulative dividend yields on the equity securities represented by the Market Measure increase, we anticipate that the market value of the notes will decrease; conversely, if those dividend yields decrease, we anticipate that the market value of your notes will increase. The reverse will be the case as to bearish notes.

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Exchange Rate Movements and Volatility. If the Market Measure of your notes includes any non-U.S. Underlying Stock, changes in, and the volatility of, the exchange rates between the U.S. dollar and the relevant non-U.S. currency or currencies could have a negative impact on the value of your notes, and the payments on the notes may depend in part on the relevant exchange rates. In addition, the correlation between the relevant exchange rate and any applicable non-U.S. Underlying Stock reflects the extent to which a percentage change in that exchange rate corresponds to a percentage change in the applicable non-U.S. Underlying Stock, and changes in these correlations may have a negative impact on the value of your notes.

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Our and the Guarantor’s Financial Condition and Creditworthiness. Our and the Guarantor’s perceived creditworthiness, including any increases in our respective credit spreads and any actual or anticipated decreases in our respective credit ratings, may adversely affect the market value of the notes. In general, we expect the longer the amount of time that remains until maturity, the more significant the impact will be on the value of the notes. However, a decrease in our or the Guarantor’s credit spreads or an improvement in our or the Guarantor’s credit ratings will not necessarily increase the market value of the notes.

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Time to Maturity. There may be a disparity between the market value of the notes prior to maturity and their value at maturity. This disparity is often called a time “value,” “premium,” or “discount,” and reflects expectations concerning the value of the Market Measure prior to the maturity date. As the time to maturity decreases, this disparity may decrease, such that the value of the notes will approach the expected amount to be paid at maturity.

Risks Relating to Conflicts of Interest

Trading and hedging activities by us, the Guarantor and any of our other affiliates may affect your return on the notes and their market value. We, the Guarantor and our other affiliates, including the selling agents, may buy or sell the securities represented by the Market Measure, or futures or options contracts on those securities, or other listed or over-the-counter derivative instruments linked to the Market Measure or its component securities. We, the Guarantor and any of our other affiliates, including the selling agents, may execute such purchases or sales for our own or their own accounts, for business reasons, or in connection with hedging our obligations under the notes. These transactions could affect the value of a Market Measure in a manner that could be adverse to your investment in the notes. On or before the applicable pricing date, any purchases or sales by us, the Guarantor or our other affiliates, including the selling agents or others on their behalf (including for the purpose of hedging anticipated exposures), may affect the value of the securities represented by the Market Measure. Consequently, the values of the securities represented by that Market Measure may change subsequent to the pricing date of an issue of the notes, adversely affecting the market value of the notes.

We, the Guarantor or one or more of our other affiliates, including the selling agents, may also engage in hedging activities that could affect the value of the Market Measure on the applicable pricing date. In addition, these activities may decrease the market value of your notes prior to maturity, and may affect the amounts to be paid on the notes. We, the Guarantor or one or more of our other affiliates, including the selling agents, may purchase or otherwise acquire a long or short position in the notes and may hold or resell the notes. For example, the selling agents may enter into these transactions in connection with any market making activities in which they engage. We cannot assure you that these activities will not adversely affect the value of the Market Measure, the market value of your notes prior to maturity or the amounts payable on the notes.

Our trading, hedging and other business activities may create conflicts of interest with you. We, the Guarantor or one or more of our other affiliates, including the selling agents, may engage in trading activities related to the securities represented by the Market Measure that are not for your account or on your behalf. We, the Guarantor or one or more of our other affiliates, including the selling agents, also may issue or underwrite other financial instruments with returns based upon the applicable Market Measure. These trading and other business activities may present a conflict of interest between your interest in the notes and the interests we, the Guarantor and our other affiliates, including the selling agents, may have in our proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management. These trading and other business activities, if they influence the value of the Market Measure or secondary trading in your notes, could be adverse to your interests as a beneficial owner of the notes.

We expect to enter into arrangements or adjust or close out existing transactions to hedge our obligations under the notes. We, the Guarantor or our other affiliates also may enter into hedging transactions relating to other notes or instruments, some of which may have returns calculated in a manner related to that of a particular issue of the notes. We may enter into such hedging arrangements with one of our affiliates. Our affiliates may enter into additional hedging transactions with other parties relating to the notes and the applicable Market Measure. This hedging activity is expected to result in a profit to those engaging in the hedging activity, which could be more or less than initially expected, or the hedging activity could also result in a loss. We and our affiliates will price these hedging transactions with the intent to realize a profit, regardless of whether the value of the notes increases or decreases.

Any profit in connection with such hedging activities will be in addition to any other compensation that we, the Guarantor and our other affiliates, including the selling agents, receive for the sale of the notes, which creates an additional incentive to sell the notes to you.

There may be potential conflicts of interest involving the calculation agent, which is an affiliate of ours. We have the right to appoint and remove the calculation agent. One of our affiliates will be the calculation agent for the notes and, as such, will make a variety of determinations relating to the notes, including the amounts that will be paid on the notes. Under some circumstances, these duties could result in a conflict of interest between its status as our affiliate and its responsibilities as calculation agent. These conflicts could occur, for instance, in connection with the calculation agent’s determination as to whether a Market Disruption Event (as defined below) has occurred, or in connection with judgments that it would be required to make if certain corporate events occur as to any Underlying Stock. The calculation agent will be required to carry out its duties in good faith and use its reasonable judgment. However, because we expect that the Guarantor will control the calculation agent, potential conflicts of interest could arise.

Risks Relating to an Underlying Stock

Our offering of the notes does not constitute a recommendation of the Market Measure. You should not take our offering of the notes as an expression of our views about how any Market Measure will perform in the future or as a recommendation to invest in the Market Measure, including through an investment in the notes. As we are part of a global financial institution, we, the Guarantor and our other affiliates may, and often do, have positions (both long and short) in one or more of the foregoing that may conflict with an investment in the notes. You should undertake an independent determination of whether an investment in the notes is suitable for you in light of your specific investment objectives, risk tolerance and financial resources.

Our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in the Market Measure and any such research, opinions or recommendations could adversely affect the price of the Market Measure. In the ordinary course of business, our affiliates may have published research reports, expressed opinions or provided recommendations on an Underlying Company, an Underlying Stock, the applicable financial markets or other matters that may influence the price of the Market Measure and the value of the notes, and may do so in the future. These research reports, opinions or recommendations may be communicated to our clients and clients of our affiliates and may be inconsistent with purchasing or holding the notes. Any research reports, opinions or recommendations expressed by our affiliates may not be consistent with each other and may be modified from time to time without notice. Moreover, other professionals who deal in markets relating to an Underlying Stock may at any time have significantly different views from those of our affiliates. For these reasons, you are encouraged to derive information concerning an Underlying Stock from multiple sources, and you should not rely on the views expressed by our affiliates.

You will have no rights as a security holder, you will have no rights to receive any shares of any Underlying Stock, and you will not be entitled to dividends or other distributions by any Underlying Company. The notes are our debt securities. They are not equity instruments, shares of stock, or securities of any other issuer, other than the related guarantees, which are the securities of the Guarantor. Investing in the notes will not make you a holder of any Underlying Stock. You will not have any voting rights, any rights to receive dividends or other distributions, or any other rights with respect to any Underlying Stock.

Unless otherwise set forth in the applicable pricing supplement and under the limited circumstances described below, the payments on the notes will not reflect the value of dividends paid or distributions made on the equity securities represented by the Market Measure or any other rights associated with those equity securities. As a result, the return on your notes may not reflect the return you would realize if you actually owned shares of any Underlying Stock and received the dividends paid or other distributions made in connection with them. Your notes will be paid in cash and you have no right to receive delivery of shares of any Underlying Stock.

If shares of an Underlying Company are also listed on a foreign exchange, your return may be affected by factors affecting international securities markets. The value of securities traded outside of the U.S. may be adversely affected by a variety of factors relating to the relevant securities markets. Factors which could affect those markets, and therefore the return on your notes, include:

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Market Volatility. The relevant foreign securities markets may be more volatile than U.S. or other securities markets and may be affected by market developments in different ways than U.S. or other securities markets.

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Political, Economic, and Other Factors. The prices and performance of securities of companies in foreign countries may be affected by political, economic, financial, and social factors in those regions. Direct or indirect government intervention to stabilize a particular securities market and cross-shareholdings in companies in the relevant foreign markets may affect prices and the volume of trading in those markets. In addition, recent or future changes in government, economic, and fiscal policies in the relevant jurisdictions, the possible imposition of, or changes in, currency exchange laws, or other laws or restrictions, and possible fluctuations in the rate of exchange between currencies, are factors that could negatively affect the relevant securities markets. The relevant foreign economies may differ from the U.S. economy in economic factors such as growth of gross national product, rate of inflation, capital reinvestment, resources, and self-sufficiency.

In particular, many emerging nations are undergoing rapid change involving the restructuring of economic, political, financial and legal systems. Regulatory and tax environments may be subject to change without review or appeal, and many emerging markets suffer from underdevelopment of capital markets and tax systems. In addition, in some of these nations, issuers of the relevant securities face the threat of expropriation of their assets and/or nationalization of their businesses. The economic and financial data about some of these countries may be unreliable.

In addition, under the circumstances described below in the section “Description of the Notes—Delisting of an Underlying Stock or Nationalization of an Underlying Company,” we will have the right to substitute a non-U.S. Underlying Stock for a different Underlying Stock.

The Guarantor’s business activities relating to any Underlying Company may create conflicts of interest with you. The Guarantor and/or our other affiliates, including the selling agents, at the time of any offering of the notes or in the future, may engage in business with any Underlying Company, including making loans to, equity investments in, or providing investment banking, asset management, or other services to that company, its affiliates, and its competitors.

In connection with these activities, the Guarantor or our other affiliates may receive information about those companies that they will not divulge to you or other third parties. One or more of our affiliates have published, and in the future may publish, research reports on one or more of these companies. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding your notes. Any of these activities may affect the value of the Market Measure and, consequently, the market value of your notes. We, the Guarantor and our other affiliates, do not make any representation to any purchasers of the notes regarding any matters whatsoever relating to any Underlying Company. Any prospective purchaser of the notes should undertake an independent investigation of any Underlying Company to a level that, in its judgment, is appropriate to make an informed decision regarding an investment in the notes. The selection of an Underlying Stock does not reflect any investment recommendations from us, the Guarantor or our other affiliates.

An Underlying Company will have no obligations relating to the notes and we and the Guarantor will not perform any due diligence procedures with respect to any Underlying Company. An Underlying Company will not have any financial or legal obligation with respect to the notes or the amounts to be paid to you, including any obligation to take our needs or the needs of noteholders into consideration for any reason, including taking any corporate actions that might affect the value of an Underlying Stock or the value of the notes. An Underlying Company will not receive any of the proceeds from any offering of the notes, and will not be responsible for, or participate in, the offering of the notes. No Underlying Company will be responsible for, or participate in, the determination or calculation of the amount receivable by holders of the notes.

None of us, the Guarantor or any selling agent will conduct any due diligence inquiry with respect to any Underlying Stock in connection with an offering of the notes. None of us, the Guarantor or any selling agent has made any independent investigation as to the completeness or accuracy of publicly available information regarding any Underlying Company or as to the future performance of any Underlying Stock. Any prospective purchaser of the notes should undertake such independent investigation of any Underlying Company as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

The terms of the notes will not be adjusted for all corporate events that could affect an Underlying Company. The Price Multiplier (as defined below), the determination of the payments on the notes, and other terms of the notes may be adjusted for the specified corporate events affecting any Underlying Stock, as described in the section entitled “Description of the Notes—Anti-Dilution Adjustments.” However, these adjustments do not cover all corporate events that could affect the market price of an Underlying Stock, such as offerings of common shares for cash or in connection with certain acquisition transactions. The occurrence of any event that does not require the calculation agent to adjust the applicable Price Multiplier or the amounts that may be paid on the notes at maturity may adversely affect the Closing Market Price of an Underlying Stock, and, as a result, the market value of the notes.

We and the Guarantor do not control any Underlying Company and have not verified any disclosure made by any Underlying Company. The Guarantor or our other affiliates currently, or in the future, may engage in business with any Underlying Company, and the Guarantor or our other affiliates may from time to time own securities of any Underlying Company. However, none of us, the Guarantor or any of our other affiliates, including the selling agents, have the ability to control the actions of any Underlying Company, including actions that could affect the value of any Underlying Stock.

We cannot assure you that publicly available information provided about the Underlying Stock or the Underlying Company is accurate or complete. All disclosures relating to any Underlying Stock or any Underlying Company in the applicable pricing supplement will be derived from publicly available documents and other publicly available information, without independent verification. None of us, the Guarantor or our other affiliates has participated in, and will not participate in, the preparation of those documents or make any due diligence inquiry with respect to any Underlying Stock or Underlying Company in connection with the offering of the notes. We and the Guarantor do not make any representation that those publicly available documents or any other publicly available information regarding any Underlying Stock or Underlying Company is accurate or complete. We and the Guarantor are not responsible for the public disclosure of information by or about any Underlying Stock or Underlying Company, whether contained in filings with the U.S. Securities and Exchange Commission (the “SEC”) or otherwise made publicly available. As a result we cannot give any assurance that, prior to the date of the applicable pricing supplement, all events which could impact the Underlying Stock, the Underlying Company or the accuracy or completeness of those public documents or information have been publicly disclosed. Any subsequent disclosure or future failure to disclose material events concerning the Underlying Stock or the Underlying Company could affect the value of the Underlying Stock and therefore, the value of the notes. You must rely on your own evaluation of the merits of an investment linked to any applicable Underlying Stock.

The historical performance of an Underlying Stock should not be taken as an indication of its performance during the term of the notes. An Underlying Stock may perform better or worse than it has historically during the term of the notes. The historical performance of an Underlying Stock, including any historical performance set forth in the applicable pricing supplement, should not be taken as an indication of its future performance.

Risks Relating to Underlying Stocks that Are ADRs

The value of an ADR may not accurately track the value of the common shares of the related Underlying Company. If an Underlying Stock is an ADR, each ADR will represent shares of the relevant Underlying Company. Generally, the ADRs are issued under a deposit agreement that sets forth the rights and responsibilities of the depositary, the Underlying Company and the holders of the ADRs. The trading patterns of the ADRs will generally reflect the characteristics and valuations of the underlying common shares; however, the value of the ADRs may not completely track the value of those shares. There are important differences between the rights of holders of ADRs and the rights of holders of the underlying common shares. In addition, trading volume and pricing on the applicable non-U.S. exchange may, but will not necessarily, have similar characteristics as the ADRs. For example, certain factors may increase or decrease the public float of the ADRs and, as a result, the ADRs may have less liquidity or lower market value than the underlying common shares.

Exchange rate movements may adversely impact the value of an Underlying Stock that is an ADR. If an Underlying Stock is an ADR, the market price of the Underlying Stock will generally track the U.S. dollar value of the market price of the underlying common shares. Therefore, if the value of the related foreign currency in which the underlying common shares are traded decreases relative to the U.S. dollar, the market price of the Underlying Stock may decrease while the market price of the underlying common shares remains stable or increases (or in the case of bearish notes, decreases), or does not decrease (or in the case of bearish notes, increase) to the same extent. As a result, changes in, and the volatility of, the exchange rates between the U.S. dollar and the relevant non-U.S. currency could have an impact on the value of the Underlying Stock and consequently, adversely affect the value of your notes and the amount payable on the notes.

Adverse trading conditions in the applicable non-U.S. market may negatively affect the value of an Underlying Stock that is an ADR. Holders of an Underlying Company’s ADRs may usually surrender the ADRs in order to receive and trade the underlying common shares. This provision permits investors in the ADRs to take advantage of price differentials between markets. However, this provision may also cause the market prices of the applicable Underlying Stock to more closely correspond with the values of the common shares in the applicable non-U.S. markets. As a result, a market outside of the United States for the underlying common shares that is not liquid may also result in an illiquid market for the ADRs, which may impact the value of such ADRs and, consequently, adversely affect the value of your notes.

Delisting of an Underlying Stock that is an ADR may adversely affect the value of the notes. If an Underlying Stock that is an ADR is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act or included in the OTC Bulletin Board Service (or any successor service) operated by FINRA (the “OTC Bulletin Board”), or if the ADR facility between the Underlying Company and the ADR depositary is terminated for any reason, the Market Measure for the notes will be deemed to be the Underlying Company’s common equity securities rather than the ADRs, and the calculation agent will determine the price of the Market Measure by reference to those common shares, as described below under “Description of the Notes—Delisting of ADRs or Termination of ADR Facility.” As described in that section, the calculation agent may replace the applicable ADR with the securities of a different issuer. Replacing the original ADRs in such a manner may affect the value of the notes and adversely affect the amounts payable on the notes.

Other Risk Factors Relating to the Notes and the Applicable Market Measure

The applicable pricing supplement will set forth additional risk factors as to the notes and the applicable Market Measure that you should review prior to purchasing notes.

SUPPLEMENTAL USE OF PROCEEDS

Unless otherwise specified in the relevant pricing supplement, we intend to lend the net proceeds we receive from each sale of the notes to the Guarantor and/or its affiliates (other than us). The Guarantor expects that it and/or its affiliates (other than us) will use the proceeds from these loans for the purposes described in the accompanying prospectus under “Use of Proceeds.” In addition, we expect that we may use a portion of the net proceeds to hedge our obligations under the notes by entering into hedging arrangements with one or more affiliates.

DESCRIPTION OF THE NOTES

General

Each issue of the notes will be part of a series of medium-term notes entitled “Medium-Term Notes, Series A” that will be issued under the Senior Indenture, as amended and supplemented from time to time, among us, the Guarantor and The Bank of New York Mellon Trust Company N.A., as trustee. The Senior Indenture is described more fully in the prospectus and prospectus supplement. The following description of the notes supplements and, to the extent it is inconsistent with, supersedes the description of the general terms and provisions of the notes and debt securities set forth under the headings “Description of the Notes” in the prospectus supplement and “Description of Debt Securities” in the prospectus. These documents should be read in connection with the applicable pricing supplement. If any information in the applicable pricing supplement is inconsistent with this product supplement, the prospectus or the prospectus supplement, you should rely on the information in that pricing supplement.

The notes are fully and unconditionally guaranteed by the Guarantor. The notes will rank equally with all of our other unsecured senior debt from time to time outstanding. The guarantee of the notes will rank equally with all other unsecured senior obligations of the Guarantor. Any payments due on the notes, including any repayment of principal, are subject to our credit risk, as issuer, and the credit risk of Bank of America Corporation, as guarantor.

The “maturity date” of the notes and the aggregate principal amount of each issue of the notes will be stated in the pricing supplement. If any scheduled payment date, including the maturity date, for the notes is not a business day, we will make the required payment on the next business day, and no interest will accrue as a result of such delay.

All payments due on the notes will be payable only in U.S. dollars.

Except as set forth in the applicable pricing supplement and as discussed below, the notes are not redeemable by us or repayable at the option of any holder. The notes are not subject to any sinking fund.

We will issue the notes in the denominations set forth in the applicable pricing supplement. The CUSIP number for each issue of the notes will be set forth in the applicable pricing supplement.

Certain Terms of the Notes

Interest. We may issue notes that are interest-bearing, or that do not bear interest. We may issue notes in which the payment of interest for one or more periods is contingent upon the occurrence of one or more specified events. Unless otherwise set forth in the applicable pricing supplement, for interest-bearing notes, each interest payment on an interest payment date will include interest accrued from, and including, the issue date or the most recent interest payment date for which interest has been paid or provided for, as the case may be, to, but excluding, that interest payment date. For so long as the notes are held in book-entry only form, we will pay interest to the persons in whose names the notes are registered at the close of business one business day prior to each interest payment date. If the notes are not held in book-entry only form, the record dates will be the first day of the month in which the applicable interest payment is due. The applicable pricing supplement will set forth whether the notes are interest-bearing and if so, the applicable rate and calculation method.

Payments on the Notes. The payment at maturity may be determined according to one or more calculation days occurring shortly before the maturity date of the notes. We may also issue notes in which payments at maturity, or in connection with redemption of the notes, are determined according to one or more “Observation Dates” during the term of the notes. (If so specified in the applicable pricing supplement, we may use a different term to refer to calculation days or Observation Dates.)

Redemption Prior to Maturity. If so specified in the applicable pricing supplement, your notes may be called at our option, or may be automatically called upon the occurrence of certain specified events, in each case in whole or in part, on the date or dates as specified in the applicable pricing supplement and if called at our option, upon such notice as specified in the applicable pricing supplement. The applicable pricing supplement will also set forth the manner in which any payment due upon such early redemption will be calculated. Unless otherwise set forth in the applicable pricing supplement, the notes are not subject to redemption at the option of the holder prior to maturity.

Business Days. Unless otherwise set forth in the applicable pricing supplement, a “business day” means any day other than a day on which banking institutions in New York, New York are authorized or required by law, regulation, or executive order to close or a day on which transactions in U.S. dollars are not conducted.

Trading Days. Unless otherwise set forth in the applicable pricing supplement, a “trading day” means a day on which trading is generally conducted (or was scheduled to have been generally conducted, but for the occurrence of a Market Disruption Event) on the New York Stock Exchange (the “NYSE”), the NASDAQ Stock Market, the Chicago Board Options Exchange, and in the over-the-counter market for equity securities in the United States, or any successor exchange or market, or in the case of a security traded on one or more non-U.S. securities exchanges or markets, on the principal non-U.S. securities exchange or market for such security.

Events Relating to Calculation Days. If, as to any Underlying Stock, (i) a Market Disruption Event occurs on a scheduled calculation day or (ii) any scheduled calculation day is determined by the calculation agent not to be a trading day by reason of an extraordinary event, occurrence, declaration or otherwise (any such day in either (i) or (ii) being a “non-calculation day”):

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the Closing Market Price of the applicable Underlying Stock for the applicable non-calculation day will be its Closing Market Price on the next applicable scheduled calculation day. For example, if there are five calculation days for your notes, and if the first and second scheduled calculation days are non-calculation days, then the Closing Market Price of the applicable Underlying Stock on the next calculation day will also be its Closing Market Price on the first and second scheduled calculation days.

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however, if no further calculation days occur after a non-calculation day, or if every scheduled calculation day is a non-calculation day (for example, if there is only one calculation day), then the Closing Market Price of the applicable Underlying Stock for each following non-calculation day (or for all the scheduled calculation days, if applicable) will be determined (or, if not determinable, estimated) by the calculation agent in a commercially reasonable manner on the last scheduled calculation day, regardless of the occurrence of a Market Disruption Event on that last scheduled calculation day. For example, if the final (or only) calculation day is a non-calculation day as to any Underlying Stock, the calculation agent may elect to postpone that calculation day for up to five scheduled trading days.

In either case, if the calculation agent elects to do so as to any Underlying Stock, the applicable payment date on the notes may be postponed for the same number of business days.

For the avoidance of doubt, if your notes are linked to more than one Underlying Stock, the occurrence of a non-calculation day as to any Underlying Stock as described above or below will not affect the determination of the Closing Market Price of any other Underlying Stock that is not so affected.

Events Relating to Observation Dates. If, for any Underlying Stock, (i) a Market Disruption Event occurs on a scheduled Observation Date or (ii) the calculation agent determines that, by reason of an extraordinary event, occurrence, declaration or otherwise, any scheduled Observation Date is not a trading day for any Underlying Stock (any such day in either (i) or (ii) being a “non-Observation Date”), the calculation agent will determine the Closing Market Price of the applicable Underlying Stock for that day as follows:

•	the Closing Market Price of an Underlying Stock that is not so affected will be its Closing Market Price on that non-Observation Date.

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the Closing Market Price of an Underlying Stock that is affected by that non-Observation Date will be deemed to be its Closing Market Price on the first trading day following that non-Observation Date on which no Market Disruption Event occurs with respect to that Underlying Stock; provided that the Closing Market Price will be determined (or, if not determinable, estimated) by the calculation agent in a manner which the calculation agent considers commercially reasonable under the circumstances on a date no later than the second scheduled trading day following that non-Observation Date, or, in the case of an Observation Date occurring shortly before the maturity date of the notes (a “Valuation Date”), no later than the second scheduled trading day prior to the maturity date, regardless of the occurrence of a Market Disruption Event on that day.

The applicable Observation Date will be deemed to occur after the calculation agent has determined the Closing Market Prices of the applicable Underlying Stocks as provided above. If, due to a Market Disruption Event or otherwise, an Observation Date (other than a Valuation Date) is postponed, any applicable payment date relating to that Observation Date will be the third business day following the Observation Date as so postponed. However, unless otherwise set forth in the applicable pricing supplement, if the Valuation Date is postponed, under no circumstances will the maturity date be postponed.

Closing Market Price

Unless otherwise set forth in the applicable pricing supplement, the price of an Underlying Stock on any applicable Observation Date or calculation day will be determined by multiplying its Closing Market Price on that day by its Price Multiplier.

The “Closing Market Price” for one share of any Underlying Stock (or one unit of any other security for which a Closing Market Price must be determined) on any trading day means any of the following:

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if the Underlying Stock (or such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of The NASDAQ Stock Market, the official closing price), of the principal trading session on that day on the principal U.S. securities exchange registered under the Exchange Act on which the Underlying Stock (or such other security) is listed or admitted to trading;

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if the Underlying Stock (or such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board, the last reported sale price of the principal trading session on the OTC Bulletin Board on that day;

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if the Underlying Stock (or such other security) is issued by a foreign issuer and its closing price cannot be determined as set forth in the two bullet points above, and the Underlying Stock (or such other security) is listed or admitted to trading on a non-U.S. securities exchange or market, the last reported sale price, regular way, of the principal trading session on that day on the primary non-U.S. securities exchange or market on which the Underlying Stock (or such other security) is listed or admitted to trading (converted to U.S. dollars using such exchange rate as the calculation agent, in its sole discretion, determines to be commercially reasonable); or

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if the Closing Market Price cannot be determined as set forth in the prior bullets, the mean, as determined by the calculation agent, of the bid prices for the Underlying Stock (or such other security) obtained from as many dealers in that security (which may include us, MLPF&S and/or any of our other affiliates), but not exceeding three, as will make the bid prices available to the calculation agent. If no such bid price can be obtained, the Closing Market Price will be determined (or, if not determinable, estimated) by the calculation agent in its sole discretion in a commercially reasonable manner.

Unless otherwise set forth in the applicable pricing supplement, the “Price Multiplier” for each Underlying Stock will be 1, and will be subject to adjustment for certain corporate events relating to an Underlying Stock as described below in the sections entitled “—Anti-Dilution Adjustments,” “—Anti-Dilution Adjustments to Underlying Stocks that Are Common Equity,” “—Reorganization Events,” “—Alternative Anti-Dilution and Reorganization Adjustments” and “—Anti-Dilution Adjustments to Underlying Stocks that Are ADRs” below.

Market Disruption Events

As to any Underlying Stock, a “Market Disruption Event” means any of the following events, as determined by the calculation agent in its sole discretion:

(A)	the suspension, absence or material limitation of trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, of the shares of the Underlying Stock (or the successor to the Underlying Stock) on the primary exchange where such shares trade, as determined by the calculation agent (without taking into account any extended or after-hours trading session);

(B)

the suspension, absence or material limitation of trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the shares of the Underlying Stock (or successor to the Underlying Stock) as determined by the calculation agent (without taking into account any extended or after-hours trading session), in options contracts or futures contracts related to the shares of the Underlying Stock; or

(C)	the determination that the scheduled calculation day is not a trading day by reason of an extraordinary event, occurrence, declaration or otherwise, or that any event materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes.

For the purpose of determining whether a Market Disruption Event has occurred:

(1)	a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(2)	a decision to permanently discontinue trading in the shares of the Underlying Stock (or successor Underlying Stock) or the relevant futures or options contracts relating to such shares will not constitute a Market Disruption Event;

(3)	a suspension in trading in a futures or options contract on the shares of the Underlying Stock (or successor Underlying Stock), by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts, will each constitute a suspension of or material limitation on trading in futures or options contracts relating to the Underlying Stock;

(4)	subject to paragraph (3) above, a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; and

(5)	for the purpose of clause (A) above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self-regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered “material.”

Anti-Dilution Adjustments

As to any Underlying Stock, the calculation agent, in its sole discretion, may adjust the Price Multiplier, and any other terms of the notes, if an event described below occurs after the pricing date and on or before the maturity date of the notes and if the calculation agent determines that such an event has a diluting or concentrative effect on the theoretical value of the shares of the Underlying Stock or successor Underlying Stock.

The Price Multiplier resulting from any of the adjustments specified below will be rounded to the eighth decimal place with five one-billionths being rounded upward. No adjustments to the Price Multiplier will be required unless the adjustment would require a change of at least 0.1% in the Price Multiplier then in effect. Any adjustment that would require a change of less than 0.1% in the Price Multiplier which is not applied at the time of the event may be reflected at the time of any subsequent adjustment that would require a change of the Price Multiplier. The required adjustments specified below do not cover all events that could affect the Underlying Stock.

No adjustments to the Price Multiplier or any other terms of the notes will be required other than those specified below. However, the calculation agent may, at its sole discretion,

make additional adjustments to the Price Multiplier or any other terms of the notes to reflect changes to the Underlying Stock if the calculation agent determines that the adjustment is appropriate to ensure an equitable result.

The calculation agent will be solely responsible for the determination of any adjustments to the Price Multiplier or any other terms of the notes and of any related determinations with respect to any distributions of stock, other securities or other property or assets, including cash, in connection with any corporate event described below; its determinations and calculations will be conclusive absent a determination of a manifest error.

No adjustments are required to be made for certain other events, such as offerings of common equity securities by the Underlying Company for cash or in connection with the occurrence of a partial tender or exchange offer for the Underlying Stock by the Underlying Company.

Following an event that results in an adjustment to the Price Multiplier or any of the other terms of the notes, the calculation agent may (but is not required to) provide holders of the notes with information about that adjustment as it deems appropriate, depending on the nature of the adjustment. Upon written request by any holder of the notes, the calculation agent will provide that holder with information about such adjustment.

Anti-Dilution Adjustments to Underlying Stocks that Are Common Equity

The calculation agent, in its sole discretion and as it deems reasonable, may adjust the Price Multiplier and other terms of the notes, as a result of certain events related to an Underlying Stock, which include, but are not limited to, the following:

Stock Splits and Reverse Stock Splits. If an Underlying Stock is subject to a stock split or reverse stock split, then once such split has become effective, the Price Multiplier will be adjusted such that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

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the number of shares that a holder of one share of the Underlying Stock before the effective date of the stock split or reverse stock split would have owned immediately following the applicable effective date.

For example, a two-for-one stock split would ordinarily change a Price Multiplier of one into a Price Multiplier of two. In contrast, a one-for-two reverse stock split would ordinarily change a Price Multiplier of one into a Price Multiplier of one-half.

Stock Dividends. If an Underlying Stock is subject to (i) a stock dividend (i.e., an issuance of additional shares of Underlying Stock) that is given ratably to all holders of the Underlying Stock or (ii) a distribution of additional shares of the Underlying Stock as a result of the triggering of any provision of the organizational documents of the Underlying Company, then, once the dividend has become effective and the Underlying Stock is trading ex-dividend, the Price Multiplier will be adjusted on the ex-dividend date such that the new Price Multiplier will equal the prior Price Multiplier plus the product of:

•	the prior Price Multiplier; and

•	the number of additional shares issued in the stock dividend with respect to one share of the Underlying Stock;

provided that no adjustment will be made for a stock dividend for which the number of shares of the Underlying Stock paid or distributed is based on a fixed cash equivalent value, unless such distribution is an Extraordinary Dividend (as defined below).

For example, a stock dividend of one new share for each share held would ordinarily change a Price Multiplier of one into a Price multiplier of two.

Extraordinary Dividends. There will be no adjustments to the Price Multiplier to reflect any cash dividends or cash distributions paid with respect to an Underlying Stock other than Extraordinary Dividends, as described below, and distributions described under the section entitled “—Reorganization Events” below.

An “Extraordinary Dividend” means, with respect to a cash dividend or other distribution with respect to an Underlying Stock, a dividend or other distribution that the calculation agent determines, in its sole discretion, is not declared or otherwise made according to the Underlying Company’s then existing policy or practice of paying such dividends on a quarterly or other regular basis. If an Extraordinary Dividend occurs, the Price Multiplier will be adjusted on the ex-dividend date so that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

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a fraction, the numerator of which is the Closing Market Price per share of the Underlying Stock on the trading day preceding the ex-dividend date and the denominator of which is the amount by which the Closing Market Price per share of the Underlying Stock on that preceding trading day exceeds the Extraordinary Dividend Amount.

The “Extraordinary Dividend Amount” with respect to an Extraordinary Dividend will equal:

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in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of the Underlying Stock of that Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for that share; or

•	in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of the Underlying Stock of that Extraordinary Dividend.

To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent, whose determination will be conclusive. A distribution on the Underlying Stock described in the section “—Issuance of Transferable Rights or Warrants” or clause (a), (d) or (e) of the section entitled “—Reorganization Events” below that also constitutes an Extraordinary Dividend will only cause an adjustment under those respective sections.

Issuance of Transferable Rights or Warrants. If an Underlying Company issues transferable rights or warrants to all holders of record of the Underlying Stock to subscribe for or purchase the Underlying Stock, including new or existing rights to purchase the Underlying

Stock under a shareholder rights plan or arrangement, then the Price Multiplier will be adjusted on the trading day immediately following the issuance of those transferable rights or warrants so that the new Price Multiplier will equal the prior Price Multiplier plus the product of:

•	the prior Price Multiplier; and

•	the number of shares of the Underlying Stock that can be purchased with the cash value of those warrants or rights distributed on one share of the Underlying Stock.

The number of shares that can be purchased will be based on the Closing Market Price of the Underlying Stock on the date the new Price Multiplier is determined. The cash value of those warrants or rights, if the warrants or rights are traded on a registered national securities exchange, will equal the closing price of that warrant or right. If the warrants or rights are not traded on a registered national securities exchange, the cash value will be determined by the calculation agent and will equal the average of the bid prices obtained from three dealers at 3:00 p.m., New York time on the date the new Price Multiplier is determined, provided that if only two of those bid prices are available, then the cash value of those warrants or rights will equal the average of those bids and if only one of those bids is available, then the cash value of those warrants or rights will equal that bid.

Reorganization Events

If after the pricing date and on or prior to the Valuation Date, as to any Underlying Stock:

(a)	there occurs any reclassification or change of the Underlying Stock, including, without limitation, as a result of the issuance of tracking stock by the Underlying Company;

(b)	the Underlying Company, or any surviving entity or subsequent surviving entity of the Underlying Company (a “Successor Entity”), has been subject to a merger, combination, or consolidation and is not the surviving entity;

(c)	any statutory exchange of securities of the Underlying Company or any Successor Entity with another corporation occurs, other than under clause (b) above;

(d)	the Underlying Company is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency, or other similar law;

(e)	the Underlying Company issues to all of its shareholders securities of an issuer other than the Underlying Company, including equity securities of an affiliate of the Underlying Company, other than in a transaction described in clauses (b), (c), or (d) above;

(f)	a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of the Underlying Company;

(g)	there occurs any reclassification or change of the Underlying Stock that results in a transfer or an irrevocable commitment to transfer all such outstanding shares of the Underlying Stock to another entity or person;

(h)	the Underlying Company or any Successor Entity is the surviving entity of a merger, combination, or consolidation, that results in the outstanding Underlying Stock (other than Underlying Stock owned or controlled by the other party to such transaction) immediately prior to such event collectively representing less than 50% of the outstanding Underlying Stock immediately following such event; or

(i)	the Underlying Company ceases to file the financial and other information with the SEC in accordance with Section 13(a) of the Exchange Act (an event in clauses (a) through (i), a “Reorganization Event”), then, on or after the effective date of the Reorganization Event, the calculation agent shall, in its sole discretion, make an adjustment to the Price Multiplier or any other terms of the notes as the calculation agent, in its sole discretion, determines appropriate to account for the economic effect on the notes of that Reorganization Event (including adjustments to account for changes in volatility, expected dividends, stock loan rate, or liquidity relevant to the Underlying Stock or to the notes), which may, but need not, be determined by reference to the adjustment(s) made in respect of such Reorganization Event by an options exchange to options on the relevant Underlying Stock traded on that options exchange and determine the effective date of that adjustment. For the avoidance of doubt, any adjustment will be made on or after the effective date of the Reorganization Event and not on the date of the announcement of a plan or intention to effect such an event.

If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may cause the maturity date of the notes to be accelerated to the fifth business day following the date of that determination and the amount payable to you will be calculated as though the date of early repayment were the stated maturity date of the notes and as though the Valuation Date were the fifth trading day prior to the date of acceleration.

If the Underlying Company ceases to file the financial and other information with the SEC in accordance with Section 13(a) of the Exchange Act, as contemplated by clause (i) above, and the calculation agent determines in its sole discretion that sufficiently similar information is not otherwise available to you, then the calculation agent may cause the maturity date of the notes to be accelerated to the fifth business day following the date of that determination and the amount payable to you will be calculated as though the date of early repayment were the stated maturity date of the notes, and as though the Valuation Date were the fifth trading day prior to the date of acceleration. If the calculation agent determines that sufficiently similar information is available to you, the Reorganization Event will be deemed to have not occurred.

Alternative Anti-Dilution and Reorganization Adjustments

The calculation agent may elect at its discretion to not make any of the adjustments to the Price Multiplier or to the other terms of the notes described in this section, but may instead make adjustments, in its discretion, to the Price Multiplier or any other terms of the notes that will reflect the adjustments to the extent practicable made by the Options Clearing Corporation on options contracts on an Underlying Stock or any successor common stock. For example, if the Underlying Stock is subject to a two-for-one stock split, and the Options Clearing Corporation adjusts the strike prices of the options contract on the Underlying Stock by dividing the strike price by two, then the calculation agent may also elect to divide any applicable “starting value” of the Underlying Stock by two. In this case, the Price Multiplier will remain one. This adjustment would have the same economic effect on holders of the notes as if the Price Multiplier had been adjusted.

Anti-Dilution Adjustments to Underlying Stocks that Are ADRs

For purposes of the anti-dilution adjustments set forth above, if an Underlying Stock is an ADR (an “Underlying ADR”), the calculation agent will consider the effect of any of the relevant events on the Underlying ADR, and adjustments will be made as if the Underlying ADR was the Underlying Stock described above. For example, if the stock represented by the Underlying ADR is subject to a two-for-one stock split, and assuming an initial Price Multiplier of 1, the Price Multiplier for the Underlying ADR would be adjusted so that it equals two. Unless otherwise specified in the applicable pricing supplement, with respect to notes linked to an Underlying ADR (or an Underlying Stock issued by a non-U.S. Underlying Company), the term “dividend” means the dividends paid to holders of the Underlying ADR (or the Underlying Stock issued by the non-U.S. Underlying Company), and such dividends may reflect the netting of any applicable foreign withholding or similar taxes that may be due on dividends paid to a U.S. person.

The calculation agent may determine not to make an adjustment if:

(A)	holders of the Underlying ADR are not eligible to participate in any of the events that would otherwise require anti-dilution adjustments as set forth above if the notes had been linked directly to the common shares of the Underlying Company represented by the Underlying ADR; or

(B)	to the extent that the calculation agent determines that the Underlying Company or the depositary for the ADRs has adjusted the number of common shares of the Underlying Company represented by each share of the Underlying ADR, so that the market price of the Underlying ADR would not be affected by the corporate event.

If the Underlying Company or the depositary for the ADRs, in the absence of any of the events described above, elects to adjust the number of common shares of the Underlying Company represented by each share of the Underlying ADR, then the calculation agent may make the appropriate anti-dilution adjustments to reflect such change. The depositary for the ADRs may also make adjustments in respect of the ADRs for share distributions, rights distributions, cash distributions and distributions other than shares, rights, and cash. Upon any such adjustment by the depositary, the calculation agent may adjust the Price Multiplier or other terms of the notes as the calculation agent determines commercially reasonable to account for that event.

Delisting of ADRs or Termination of ADR Facility

If an Underlying ADR is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act or included in the OTC Bulletin Board, or if the ADR facility between the Underlying Company and the ADR depositary is terminated for any reason, then, on and after the date that the Underlying ADR is no longer so listed or admitted to trading or the date of such termination, as applicable (the “termination date”), the Market Measure for the notes will be deemed to be the Underlying Company’s common equity securities rather than the Underlying ADR. The calculation agent will determine the price of the Market Measure by reference to those common shares. Under such circumstances, the calculation agent may modify any terms of the notes as it deems necessary, in its sole discretion, to ensure an equitable result. On and after the termination date, for all purposes, the Closing Market Price of the Underlying Company’s common shares on their primary exchange will be converted to U.S. dollars using such exchange rate as the calculation agent, in its sole discretion, determines to be commercially reasonable. Alternatively, the calculation agent may elect to replace the Underlying ADR with the securities of a Successor Foreign Underlying Stock (as defined below), as described in the following sentence.

Delisting of an Underlying Stock or Nationalization of an Underlying Company

If a non-U.S. equity security serving as an Underlying Stock with a relevant exchange located outside the United States (an “Original Foreign Underlying Stock”) is no longer listed or admitted to trading on a securities exchange (a “Delisting Event”), or if the issuer of an Original Foreign Underlying Stock is nationalized (a “Nationalization Event”), the calculation agent, in its sole discretion may either:

(a)	select a Successor Foreign Underlying Stock (as defined below) to that non-U.S. equity security after the close of the principal trading session on the trading day immediately prior to the effective date of the Delisting Event or Nationalization Event, as applicable (the effective date of the Delisting Event or Nationalization Event, as applicable, the “Change Date”), in accordance with the provisions of this section (each successor stock as so selected, a “Successor Foreign Underlying Stock” and each issuer of that Successor Foreign Underlying Stock, a “Successor Foreign Underlying Stock Issuer”); or

(b)	on and after the Change Date, (i) deem the closing price and, if applicable, the trading price of that Original Foreign Underlying Stock on each day to be the closing price of that Original Foreign Underlying Stock on the trading day immediately prior to the Change Date and (ii) deem the Price Multiplier of that Original Foreign Underlying Stock on each day to be the Price Multiplier of that Original Foreign Underlying Stock on the trading day immediately prior to the Change Date.

Upon the selection of any Successor Foreign Underlying Stock by the calculation agent as described above, then on and after the Change Date:

(a)	references in this product supplement or the relevant pricing supplement to the applicable “Underlying Stock” will no longer refer to the Original Foreign Underlying Stock and will be deemed instead to refer to that Successor Foreign Underlying Stock for all purposes;

(b)	references in this product supplement or the relevant pricing supplement to “issuer” (the Underlying Company) of the Original Foreign Underlying Stock will be deemed to be to the applicable Successor Foreign Reference Stock Issuer for all purposes;

(c)	the relevant starting value or similar price for that Successor Foreign Underlying Stock will be determined by the calculation agent in a manner that it determines to be commercially reasonable; and

(d)	the Price Multiplier for that Successor Foreign Underlying Stock will be an amount as determined by the calculation agent in good faith as of the Change Date, taking into account, among other things, the closing price of the Original Foreign Underlying Stock on the trading day immediately preceding the Change Date, subject to adjustment for certain corporate events related to that Successor Foreign Underlying Stock in accordance with “—Anti-Dilution Adjustments.”

The “Successor Foreign Underlying Stock” with respect to the Underlying Stock will be the common stock of a company organized in, or with its principal executive office located in, the country in which the issuer of the Original Foreign Underlying Stock is organized or has its principal executive office, selected by the calculation agent from among the common stocks of three companies then listed on a securities exchange that are not the Underlying Stock, with the three largest market capitalizations within the same industry as the issuer of the Original Foreign Underlying Stock that also have an equity security that is listed and traded on a national securities exchange in the United States or the primary non-U.S. securities exchange or market for the original Underlying Stock that, in the sole discretion of the calculation agent, is the most comparable to the Original Foreign Underlying Stock (prior to the Change Date), taking into account factors such as the calculation agent deems relevant, including, without limitation, dividend history and stock price volatility; provided, however, that a Successor Foreign Underlying Stock will not be any stock that is subject to a trading restriction under the trading restriction policies of the issuer, the Guarantor or any of their affiliates that would materially limit the ability of the issuer or any of its affiliates to hedge the notes with respect to that stock.

Following a Delisting Event or Nationalization Event, as applicable, in which a Successor Foreign Underlying Stock is selected, the Price Multiplier of the Successor Foreign Underlying Stock will be subject to adjustment as described above under “—Anti-Dilution Adjustments.” The calculation agent will provide information as to any Successor Foreign Underlying Stock upon written request by any holder of the notes.

Underlying Stock

Any information regarding any Underlying Stock or any Underlying Company will be derived from publicly available documents. Any Underlying Stock will be registered under the Exchange Act. Information provided to or filed with the SEC by any Underlying Company can be located at the SEC’s facilities or through the SEC’s website, www.sec.gov. None of us, the Guarantor, the agents or our respective affiliates will have independently verified the accuracy or completeness of any of the information or reports of an Underlying Company.

The selection of an Underlying Stock is not a recommendation to buy or sell the Underlying Stock. None of us, the Guarantor or its subsidiaries or any other affiliates makes any representation to any purchaser of the notes as to the performance of any Underlying Stock.

Role of the Calculation Agent

The calculation agent has the sole discretion to make all determinations regarding the notes as described in this product supplement, including determinations regarding the payments on the notes, the Market Measure, any Market Disruption Events, trading days, business days, calculation days, non-calculation days, and determinations relating to changes to any Underlying Stock, as described above. Absent manifest error, all determinations of the calculation agent will be conclusive for all purposes and final and binding on you, the Guarantor and us, without any liability on the part of the calculation agent.

We expect to appoint MLPF&S or one of our other affiliates as the calculation agent for each issue of the notes. However, we may change the calculation agent at any time without notifying you. The identity of the calculation agent will be set forth in the applicable pricing supplement.

Same-Day Settlement and Payment

The notes will be delivered in book-entry form only through The Depository Trust Company against payment by purchasers of the notes in immediately available funds. We will pay the amounts due on the notes in immediately available funds so long as the notes are maintained in book-entry form.

Events of Default and Acceleration

Events of default are defined in the Senior Indenture and in the section entitled “Events of Default and Rights of Acceleration” on page 35 of the accompanying prospectus. If a bankruptcy proceeding is commenced in respect of us, your claim may be limited under applicable bankruptcy law. In case of a default in payment of the notes, whether at their maturity or upon acceleration, they will not bear a default interest rate.

Listing

Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on a securities exchange or quotation system.

SUPPLEMENTAL PLAN OF DISTRIBUTION; CONFLICTS OF INTEREST

One or more of our affiliates may act as our selling agent for any offering of the notes. Each selling agent will be a party to a distribution agreement described in the “Supplemental Plan of Distribution (Conflicts of Interest)” beginning on page S-15 of the accompanying prospectus supplement.

Each selling agent will receive an underwriting discount or commission that is a percentage of the aggregate principal amount of the notes sold through its efforts, which will be set forth in the applicable pricing supplement.

None of the selling agents is acting as your fiduciary or advisor solely as a result of the making of any offering of the notes, and you should not rely upon this product supplement, the pricing supplement, or the accompanying prospectus or prospectus supplement as investment advice or a recommendation to purchase any notes. You should make your own investment decision regarding the notes after consulting with your legal, tax, and other advisors.

MLPF&S and any of our other affiliates may use this product supplement, the prospectus supplement, and the prospectus, together with the applicable pricing supplement, in a market-making transaction for any notes after their initial sale.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The applicable pricing supplement will set forth a summary of the material U.S. federal income tax considerations of the acquisition, ownership, and disposition of the notes.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of the notes, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.